UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  February 4, 2014

Commission file number 001-36129 SPRINGLEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-3379612
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 4, 2014, Springleaf Holdings, Inc. (the “Company”) fixed May 28, 2014 as the date for the 2014 annual meeting of stockholders of the Company (the “2014 Annual Meeting”) and April 1, 2014 as the record date for the 2014 Annual Meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2014 Annual Meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company has set February 25, 2014 as the deadline for receipt of stockholder proposals pursuant to Rule 14a-8. In order for a proposal under Rule 14a-8 to be considered timely, it must have been received by the Company on or prior to February 25, 2014, at the Company’s principal executive offices at 601 N.W. Second Street, Evansville, Indiana 47708 and be directed to the attention of the Corporate Secretary. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2014 Annual Meeting.

For proposals made outside of Rule 14a-8, under the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders may also present a proposal or director nomination at the 2014 Annual Meeting if advance written notice is timely given to the Secretary of the Company, at the Company’s principal executive offices, in accordance with the Company’s Bylaws. To be timely, notice by a stockholder of any proposal or nomination must have been provided not later than the close of business on February 14, 2014. The Company’s Bylaws specify requirements relating to the content of the notice that stockholders must provide. A copy of the Company's Bylaws was filed as Exhibit 3.2 to the Company's Form 10-Q for the quarterly period ended September 30, 2013, which was filed with the Securities and Exchange Commission on November 12, 2013.

On February 4, 2014, the Company issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)
Date:	February 4, 2014	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 4, 2014